SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 18, 2016

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 18, 2016, Aaron's, Inc. (the “Company”) issued a press release to announce its financial results for the fourth quarter of 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The press release presents the Company’s net earnings and diluted earnings per share (“EPS”) in accordance with generally accepted accounting principles in the United States (“GAAP”) and in a format that is not in accordance with GAAP that excludes amortization expense related to the acquisition of Progressive, transaction costs related to the October 15, 2015 acquisition of Dent-A-Med, Inc. (DAMI), the impact of a lease termination for a Company aircraft and certain other items. The press release also presents the earnings before interest, taxes, depreciation and amortization of each of the Company’s segments (“Segment EBITDA”). Segment EBITDA financial measures are presented as non-GAAP financial measures.

Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted EPS, which are also presented in the press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release dated February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Date: February 18, 2016		Steven A. Michaels Chief Financial Officer, President of Strategic Operations